EXHIBIT 5.1

December 16, 2010

International Coal Group, Inc.

300 Corporate Centre Drive

Scott Depot, West Virginia 25560

Re:	Registration Statement on Form S-3 Filed by
International Coal Group, Inc.

Ladies and Gentlemen:

We have acted as counsel for International Coal Group, Inc, a Delaware corporation (the “Company”), in connection with the registration for resale by selling stockholders of an aggregate of 40,073,475 shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”).

In connection with the opinion expressed herein, we have examined such documents, records and matters of law as we have deemed relevant or necessary for purposes of this opinion. Based on the foregoing, and subject to the further limitations, qualifications and assumptions set forth herein, we are of the opinion that, the shares of Common Stock have been authorized by all necessary corporate action of the Company and are validly issued, fully paid and nonassessable.

The opinion expressed herein is limited to the laws of the State of New York and the General Corporation Law of the State of Delaware, including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting such law, in each case as currently in effect, and we express no opinion as to the effect of the laws of any other jurisdiction.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Current Report on Form 8-K dated the date hereof filed by the Company and incorporated by reference into the Registration Statement on Form S-3 (Registration No. 333-171136) (the “Registration Statement”), filed by the Company to effect the registration of the offer and sale of the Common Stock by the selling stockholders under the Securities Act of 1933 (the “Act”) and to the reference to Jones Day under the caption “Legal Matters” in the prospectus constituting a part of such Registration Statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ Jones Day